UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 22, 2005

Williams-Sonoma, Inc.
(Exact name of registrant as specified in its charter)

California	001-14077	94-2203880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Van Ness Avenue, San Francisco, California 94109
(Address of principal executive offices)

Registrant’s telephone number, including area code	(415) 421-7900

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On February 22, 2005, Williams-Sonoma, Inc. (the “Company”) entered into the Third Amended and Restated Credit Agreement with Bank of America, N.A., as administrative agent and L/C Issuer, Banc of America Securities LLC, as sole lead arranger and sole book manager, The Bank of New York and Wells Fargo Bank N.A., as co-syndication agents, JPMorgan Chase Bank, N.A. and Union Bank of California, N.A. as

co-documentation agents and the lenders party thereto providing for a credit facility that amends and replaces the Company’s Second Amended and Restated Credit Agreement, dated as of October 22, 2002. The new credit facility provides for a $300,000,000 unsecured revolving line of credit, which may be used to borrow revolving loans or to issue letters of credit on the Company’s behalf. Prior to August 22, 2009, the Company may, upon notice to the lenders, request an increase in the new credit facility of up to $100,000,000, to provide for a total of $400,000,000 of unsecured revolving credit. The Company may elect interest rates on its borrowings calculated by reference to Bank of America’s prime rate (or, if greater, the average rate on overnight federal funds plus one-half of one percent) or LIBOR plus a margin based on the Company’s leverage ratio. The new credit facility matures on February 22, 2010, at which time all outstanding borrowings must be repaid, and all outstanding letters of credit must be cash collateralized.

The new credit facility contains certain restrictive loan covenants, including, among others, financial covenants requiring a maximum leverage ratio (funded debt adjusted for lease and rent expense to EBITDAR) and a minimum fixed charge coverage ratio, and covenants limiting the Company’s ability to dispose of assets, make acquisitions, be acquired, incur indebtedness, grant liens, make investments, pay dividends, and repurchase stock. The Company’s obligations under the new credit facility are guaranteed by each of the Company’s U.S. subsidiaries.

The new credit facility contains events of default that include, among others, non-payment of principal, interest or fees, inaccuracy of representations and warranties, violation of covenants, bankruptcy and insolvency events, material judgments, cross defaults to certain other indebtedness and events constituting a change of control. The occurrence of an event of default will increase the applicable rate of interest by 2.0% and could result in the acceleration of the Company’s obligations under the new credit facility, and an obligation of any or all of the Company’s U.S. subsidiaries to pay the full amount of the Company’s obligations under the new credit facility.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WILLIAMS-SONOMA, INC.
Date: February 25, 2005	By:	/s/ Sharon L. McCollam
Sharon L. McCollam Executive Vice President, Chief Financial Officer

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